           As filed with the Securities and Exchange Commission on May 25, 1999.
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                           FIRST COMMUNITY FINANCIAL
                                  CORPORATION
            (Exact name of Registrant as specified in its charter)
        North Carolina                                         56-2119954
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                            708 South Church Street
                                P. O. Box 1837
                     Burlington, North Carolina 27216-1837
                   (Address of Principal Executive Offices)

                          COMMUNITY SAVINGS BANK, SSB
                  EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                           (Full title of the Plan)
                             ____________________

           William R. Gilliam, President and Chief Executive Officer
                     First Community Financial Corporation
                            708 South Church Street
                                P. O. Box 1837
                     Burlington, North Carolina 27216-1837
                                (336) 227-3631

  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             RANDALL A. UNDERWOOD
                           Brooks, Pierce, McLendon,
                          Humphrey & Leonard, L.L.P.
                             Post Office Box 26000
                            2000 Renaissance Plaza
                             230 North Elm Street
                       Greensboro, North Carolina 27420

                        CALCULATION OF REGISTRATION FEE
================================================================================================
    Title of Securities       Amount to be   Proposed Maximum   Proposed Maximum     Amount of
    to be Registered/1/       Registered/2/   Offering Price   Aggregate Offering   Registration
                                                 Per Unit             Price            Fee/3/
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Common Stock, no par value          117,431            $15.00        $1,761,465.00       $489.69
================================================================================================

                           (Footnotes on Next Page)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17
                               C.F.R.(S)230.462.

1 Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employer benefit plan described herein.

2 Represents the maximum number of shares of First Community Financial Corporation common stock which could be purchased by the Community Savings Bank, SSB Employees' Savings and Profit Sharing Plan if all employer and employee contributions to the plan are used to purchase shares of such common stock in First Community Financial Corporation's initial public offering. This registration statement also includes an indeterminate number of shares which may be necessary to adjust the number of shares purchased by such plan as a result of a stock split, stock dividend, reclassification, recapitalization or similar adjustments to the common stock of First Community Financial Corporation.

3 Pursuant to Rule 457(h)(2), no separate fee is payable with respect to the interests in the employee benefit plan.

================================================================================

                                    Part I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     This Registration Statement relates to the registration of up to 117,431 shares of common stock, no par value, of First Community Financial Corporation (the "Registrant") which could be issued pursuant to the Community Savings Bank, SSB Employees' Savings and Profit Sharing Plan (the "401(k) Plan") and an indeterminate amount of participation interests in the 401(k) Plan. Documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the 401(k) Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

Item 2.  Registration Information and Employee Plan Annual Information.

     The required statement is contained in the prospectus to be delivered pursuant to Part I of this Registration Statement as specified by Rule 428(b)(1).

                                    Part II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) The Registrant's Prospectus dated May 7, 1999 filed pursuant to Rule 424(b) on May 14, 1999 in connection with Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-70981) filed pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-70981, incorporated by reference in the Registration Statement on Form 8-A filed with the Commission under
          Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on May 18, 1999 (File No. 000-26117), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant and the 401(k) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation provide that to the fullest extent permitted by the North Carolina Business Corporation Act (the "NCBCA"), no person who serves as a director shall be personally liable to the Registrant or any of its stockholders or otherwise for monetary damages for breach of any duty as director. The Registrant's Bylaws state that any person who at any time serves or has served as a director or officer of the Registrant, or who, while serving as a director or officer of the Registrant, serves or has served at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Registrant to the fullest extent permitted by law against liability and litigation expense arising out of such status or activities in such capacity. "Liability and litigation expense" is defined in the Bylaws as including costs and expenses of litigation (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals.

     Litigation expense, as described above, may be paid by the Registrant in advance of the final disposition or termination of the litigation matter, if the Registrant receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by the Registrant as provided in the Registrant's Bylaws.

     Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director's conduct in the director's official capacity with the corporation was in its best interests and (y) in all other cases the director's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

     Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which, and the persons for whose benefit, indemnification shall or may be made.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-B):

          Exhibit No.                        Description of Document
          -----------                        -----------------------

              4.1 Specimen Stock Certificate for the Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form SB-2, Registration No. 333-70981, filed January 22, 1999, as amended).

              4.2 Community Savings Bank, SSB Employees' Savings & Profit Sharing Plan.

              4.3 Community Savings Bank, SSB Employees' Savings & Profit Sharing Plan Adoption Agreement.

              4.4 Community Savings Bank, SSB Employees' Savings & Profit Sharing Plan and Trust - Summary Plan Description.

              4.5 Form of Investment Allocation to be made available to participants under the Community Savings Bank, SSB Employees' Savings and Profit Sharing Plan.

              5.0 Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to legality of securities being registered (incorporated by reference to Exhibit 5.1 of the Registration Statement on Form SB-2, Registration No. 333-70981, filed January 22, 1999, as amended).

             23.1               Consent of Brooks, Pierce, McLendon, Humphrey
                                & Leonard, L.L.P.

             23.2               Consent of PricewaterhouseCoopers LLP.

             24.0 Power of Attorney (contained on the signature page to this Registration Statement).

             99.1 Copy of the 401(k) Plan's most recent Annual Report on Form 5500 filed with the IRS.

     The Registrant will submit or has submitted the 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if
     --------  -------
the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) For determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on the 14th day of May, 1999.


                              FIRST COMMUNITY FINANCIAL CORPORATION
                              Registrant



                              By:   /s/ William R. Gilliam
                                    --------------------------------------------
                                    William R. Gilliam, President
                                    and Chief Executive Officer


     Each person whose individual signature appears below hereby makes, constitutes and appoints William R. Gilliam to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: May 14, 1999               By:  /s/ William R. Gilliam
                                      ------------------------------------------
                                      William R. Gilliam, President and Director
                                      (Chief Executive Officer)

Date: May 14, 1999               By:  /s/ Christopher B. Redcay
                                      ------------------------------------------
                                      Christopher B. Redcay, Treasurer
                                      (Principal Accounting Officer and
                                      Principal Financial Officer)

Date: May 14, 1999               By:  /s/ Jimmy l. Byrd
                                      ------------------------------------------
                                      Jimmy L. Byrd, Director

Date: May 14, 1999               By:  /s/ Julian P. Griffin
                                      ------------------------------------------
                                      Julian P. Griffin, Director

Date: May 14, 1999               By:  /s/ Edgar L. Hartgrove
                                      ------------------------------------------
                                      Edgar L. Hartgrove, Director

Date: May 14, 1999               By:  /s/ William C. Ingold
                                      ------------------------------------------
                                      William C. Ingold, Director

Date: May 14, 1999               By:  /s/ Charles A. LeGrand
                                      ------------------------------------------
                                      Charles A. LeGrand, Director

Date: May 14, 1999               By:  /s/ James D. Moser, Jr.
                                      ------------------------------------------
                                      James D. Moser, Jr., Director

Date: May 14, 1999               By:  /s/ W. Joseph Rich
                                      ------------------------------------------
                                      W. Joseph Rich, Director

Date: May 14, 1999               By:  /s/ Alfred J. Spitzner
                                      ------------------------------------------
                                      Alfred J. Spitzner, Director

Date: May 14, 1999               By:  /s/ Herbert N. Wellons
                                      ------------------------------------------
                                      Herbert N. Wellons, Director

                                 EXHIBIT INDEX

                                                                   Method of
Exhibit No.                    Description                           Filing
-----------                    -----------                         ---------

    4.1      Specimen Stock Certificate for the Registrant     Incorporated by
                                                               Reference
    4.2      Community Savings Bank, SSB Employees'            Filed Herewith
             Savings & Profit Sharing Plan
    4.3      Community Savings Bank, SSB Employees'            Filed Herewith
             Savings & Profit Sharing Plan Adoption
             Agreement
    4.4      Community Savings' Bank, SSB Employees'           Filed Herewith
             Savings & Profit Sharing Plan and Trust -
             Summary Plan Description
    4.5      Form of Investment Election to be made            Filed Herewith
             available to participants under the Community
             Savings Bank, SSB Employees' Savings and
             Profit Sharing Plan.
    5.0      Opinion of Brooks, Pierce, McLendon,              Incorporated by
             Humphrey & Leonard, L.L.P. as to legality of      Reference
             securities being registered
   23.1      Consent of Brooks, Pierce, McLendon,              Filed Herewith
             Humphrey & Leonard, L.L.P.
   23.2      Consent of PricewaterhouseCoopers LLP             Filed Herewith
   24.0      Power of Attorney                                 Filed Herewith
                                                               (on
                                                               signature page)
   99.1      Copy of the 401(k) Plan's most recent Annual      Filed Herewith
             Report on Form 5500 filed with the IRS.